Carmell Corp Announces Addition of Dr. Adam Rubinstein to Scientific Advisory Board

PITTSBURGH, USA, January 9, 2024 /EINPresswire.com/ -- Carmell Corporation (Nasdaq: CTCX), a bio-aesthetics company focused on skin and hair health (“Carmell” or the “Company”), today announced the addition of Dr. Adam Rubinstein to their Scientific Advisory Board.

Dr. Adam Rubinstein is a board-certified plastic surgeon practicing in Miami, FL. Dr. Rubinstein regularly lectures throughout the world on cutting edge cosmetic surgery techniques, treatments, and products. He has trained with the world's eminent surgeons at the forefront of developing techniques for plastic surgery. He has served as Chief of the Department of Surgery and the Section of Plastic Surgery for Jackson North Medical Center as well as on the editorial board for the Aesthetic Plastic Surgery Journal published by the International Society for Aesthetic Plastic Surgery. Dr. Rubinstein is a voluntary clinical associate professor of plastic surgery for University of Miami, NOVA Southeastern University and the Florida International University (FIU) College of Medicine, and clinical faculty for the University of Miami, Larkin Hospital and Cleveland Clinic Plastic Surgery Residency Programs in Florida.

He has been named one of America’s top Plastic Surgeons every year since 2007. He has also been featured in every list of South Florida Super Doctors published over the same period. Dr. Rubinstein is featured as one of the top 30 surgeons in the country in a list published in Newsweek magazine. He is featured in the hit TV show “My Killer Body” on Lifetime.

Said Mr. Rajiv Shukla, Chairman & CEO of Carmell, “Dr. Rubinstein is a respected board-certified plastic surgeon who is sought after to present the latest techniques in plastic surgery conferences worldwide. He is viewed as a source for the most up to date treatments and technology. As someone who keeps his eyes on the horizon, Dr. Rubinstein is a logical choice and excellent fit to serve on the strategic advisory board for Carmell Corporation.”

Said Dr. Adam Rubinstein, “The world of aesthetics is continually searching for advances in science and technology that can improve our treatments and our ability to improve our patients’ lives. Carmell’s secretome technology is a tremendous advancement opening the doors to improving treatment outcomes across the aesthetic landscape. I’m honored and excited to be a small part of that journey.”

About Carmell

Carmell is a bio-aesthetics company that utilizes the human platelet secretome to topically deliver more than a thousand proteins and growth factors to support skin and hair health. Carmell’s quality ethos is based on rational cosmetics design coupled with a focus on clean formulas that omit 14 commonly used chemicals that are proven to be adverse to human health. The Company is focused on developing topical cosmetics tailored to meet the demanding technical requirements of professional care providers.

For more information, visit www.carmellcosmetics.com

Forward-Looking Statements

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Bryan Cassaday

Carmell Corporation

bc@carmellcorp.com